Exhibit 10.45

SHARE RETENTION AGREEMENT

THIS SHARE RETENTION AGREEMENT (this “Agreement”), dated as of [                ] is made and entered by and between the undersigned (“Partner”) and Alibaba Group Holding Limited, a Cayman Islands company (the “Company”).

RECITALS

WHEREAS, Partner is a limited partner in Lakeside Partners, L.P., an exempted limited partnership registered under the Exempted Limited Partnership Law (2014 Revision) of the Cayman Islands (the “Partnership”), which has certain rights to nominate or appoint members of the board of directors of the Company pursuant to the Company’s Amended and Restated Memorandum and Articles of Association, and a shareholder of the Company;

WHEREAS, In light of the Partnership’s director nomination and appointment rights and in order to maintain an alignment between the interests of members of the Partnership and the other shareholders of the Company, Partner has agreed to enter into this Agreement; and

WHEREAS, Partner has been advised by the Partnership that, pursuant to the terms of the Amended and Restated Exempted Limited Partnership Agreement of the Partnership (as amended or supplemented from time to time, the “Partnership Agreement”), a breach of this Agreement by Partner, unless waived by the Company, will result in the removal of Partner as a partner in the Partnership.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree and covenant as follows:

1.	Ownership Representation. The Partner hereby represents and warrants to the Company that Partner was the Beneficial Owner of [—] Ordinary Share Equivalents as of [January 1, 2014][ ][1].

2.	Share Retention. Partner hereby agrees that so long as Partner is a partner in the Partnership, Partner shall at all times Beneficially Own a number of Ordinary Share Equivalents, as adjusted for stock splits, stock dividends, reverse splits, recombinations and the like, equal to or greater than the amounts set forth below:

a.	Until [January 1, 2017][ ][2], [—] Ordinary Share Equivalents[3]; and

b.	After [January 1, 2017][ ][2], [—] Ordinary Share Equivalents,[4]

[1]	Note: Insert date on which Partner became a member of the Partnership, if later than January 1, 2014.
[2]	Note: Insert a date three years from the date on which Partner became a member of the Partnership, if later than January 1, 2014.
[3]	Note: Insert number equal to 60% of the aggregate number of Ordinary Share Equivalents Beneficially Owned by Partner on the date in on this sentence, or such other % as the independent directors shall determine from time to time upon recommendation of the Partnership Committee.
[4]	Note: Insert number equal to 40% of the of the aggregate number of Ordinary Share Equivalents Beneficially Owned by Partner on the date in this sentence.

such Ordinary Share Equivalents, the “Covered Ordinary Share Equivalents”.

3.	No Hedging Arrangements.

a.	Partner hereby agrees that so long as Partner is a partner in the Partnership:

i.	neither Partner nor any Immediate Family Member of Partner shall enter into any Hedges with respect to Covered Ordinary Share Equivalents either directly or indirectly through any entity controlled by Partner or Partner’s Immediate Family Members; and

ii.	Partner shall use his or her best efforts to prevent any entity through which Partner Beneficially Owns Covered Ordinary Share Equivalents that is not controlled by Partner or Partner’s Immediate Family from entering into any Hedges.

b.	Partner hereby acknowledges and agrees that to the extent any person or entity through which Partner Beneficially Owns Covered Ordinary Share Equivalents enters into a Hedge, the number of Ordinary Share Equivalents Beneficially Owned by Partner for the purposes of Section 2 of this Agreement shall be reduced by the full number of Ordinary Share Equivalents subject to such Hedge.

4.	Share Ownership Retention Waivers; Interpretation. The Company hereby agrees and Partner hereby acknowledges and agrees that:

a.	Any waiver, in whole or in part, Partner’s obligations pursuant to Section 2 of this Agreement; and

b.	Any determination with respect to Partner’s compliance with his or her obligations pursuant to Section 2 of this Agreement by the Company shall be made only upon the prior approval of a majority of the Company’s Independent Directors.

5.	Reporting Changes in Beneficial Ownership. Partner hereby agrees to promptly notify the Company of any changes to the number of Ordinary Share Equivalents Beneficially Owned by Partner. All such notices shall be delivered to the Company’s General Counsel by Fax at +852-2215-5200 or by email at legalnotice@hk.alibaba-inc.com, provided, however, that Partner shall have no obligation to notify the Company of any changes in Beneficial Ownership due to acquisitions directly from or dispositions directly to the Company or any of its subsidiaries. Partner hereby further agrees to provide the Company with all documentation reasonably requested by the Company from time to time evidencing Partner’s Beneficial Ownership, including, without limitation, written statements from brokers, asset managers or other holders of record appearing on the Company’s register, trust and other similar agreements, Hedge agreements or stock powers or other agreements evidencing transfers of Ordinary Share Equivalents or interests therein.

6.	Termination. This Agreement shall automatically terminate immediately upon Partner’s retirement or removal as a partner in the Partnership for any reason.

7.	Definitions. For purposes of this Agreement, the following terms have the indicated meanings. All references to Sections and Schedules shall be deemed references to Sections of and Schedules to this Agreement unless the context shall otherwise require. All terms defined in the recitals to this Agreement have the meanings set forth therein.

“ADS” means American Depositary Shares representing Ordinary Shares.

“Beneficial Owner” means, with respect to each Ordinary Share Equivalent, any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in such Ordinary Share Equivalent, subject to the following:

a.	The term “pecuniary interest” shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in an Ordinary Share Equivalent.

b.	The term “indirect pecuniary interest” in an Ordinary Share Equivalent shall include, but not be limited to:

i.	Ordinary Share Equivalents held by an Immediate Family Member;

ii.	A general partner’s proportionate interest in the Ordinary Share Equivalents owned directly or indirectly by a general or limited partnership; which proportionate interest shall be calculated in accordance with Rule 16a-1(a)(2)(ii)(B) (or any successor provision thereto) of the United States Securities and Exchange Act of 1934, as amended;

iii.	A person’s right, or the right of an Immediate Family Member, to acquire Ordinary Share Equivalents through the exercise or conversion of any derivative security, whether or not such right is then exercisable (including, any securities subject to vesting conditions, but only to the extent the number of Ordinary Share Equivalents such person shall be entitled to receive upon vesting is then known); and

iv.	A person’s pro rata interest, or the pro rata interest held by an Immediate Family Member, in the Ordinary Share Equivalents held by a trust, including, for the avoidance of doubt, where such person or Immediate Family Member:

1.	is a beneficiary of the trust;

2.	has a right to revoke the trust or reclaim assets settled on the trust without the consent of another person (other than a spouse or minor child);

3.	has investment control over assets in a trust and receives a performance fee or similar compensation from the trust, provided Ordinary Share Equivalents make up more than 10% of the market value of the trust’s assets; or

4.	has the power to make themselves or an Immediate Family Member a beneficiary of the trust or otherwise transfer trust assets or the benefits of such assets to themselves or an Immediate Family Member without the consent of another person (other than a spouse or minor child).

c.	A person shall not be deemed to be the Beneficial Owner of any Ordinary Share Equivalent:

i.	Held in a portfolio of securities by a corporation or similar entity in which the person owns securities unless the shareholder or an Immediate Family Member is a controlling shareholder of the entity or has or shares investment control over the entity’s portfolio;

ii.	Held in a portfolio of securities by any investment company registered under the United States Investment Company Act of 1940; or

iii.	Comprising part of a broad-based, publicly traded market basket or index of stocks, approved for trading by the appropriate federal governmental authority.

d.	A person shall be deemed to retain a pecuniary interest in any Ordinary Share Equivalents pledged by such person as a security interest pursuant to a loan or indebtedness transaction unless such loan or indebtedness is, in whole or part, made on a nonrecourse basis. For the avoidance of doubt, any pecuniary interest in pledged Ordinary Share Equivalents shall be deemed to lapse upon the foreclosure on such pledged Ordinary Share Equivalents.

e.	Notwithstanding anything to the contrary in this definition, no person shall be deemed to be the Beneficial Owner of any Ordinary Share Equivalent solely as a result of holding interests in the Partnership or the GP or being a party to the Partnership Agreement.

f.	A right to dividends or distributions in respect of an Ordinary Share Equivalent alone shall not represent a pecuniary interest in such Ordinary Share Equivalent.

“Beneficially Own” means, with respect to an Ordinary Share Equivalent, to be the Beneficial Owner of such Ordinary Share Equivalent.

“GP” means Lakeside Partners (GP) Ltd., a company incorporated in the Cayman Islands, or any entity that succeeds it as general partner of the Partnership.

“Hedge” means any arrangement or security designed to or having the effect of offsetting or reducing the risk of price fluctuations or price decreases in Ordinary Share Equivalents or any security exchangeable or convertible into Ordinary Share Equivalents, and a hedge shall include selling a covered call, purchasing a put or collar, entering into a forward sale contracts and the purchase or sale of other securities or transactions that sever or reduce the alignment between the interests of the holder or participant, as applicable, and those of the Company’s other shareholders.

“Immediate Family Member” means, with respect to a person, any child under the age of 18, parent or spouse.

“Independent Directors” means those members of the Company’s board of directors “independent” within the meaning of Section 303A of the Corporate Governance Rules of the New York Stock Exchange.

“Ordinary Share Equivalent” means, (i) in the case of an Ordinary Share, one Ordinary Share (including an Ordinary Share (A) underlying any vested or unvested option(s), restricted share(s), restricted share unit(s) or any other equity incentive award(s) granted by the Company, (B) into which any equity securities are convertible or for which any equity securities are exchangeable or redeemable (such as with respect to the redeemable preferred shares of Alternate Solutions Management Limited and the exchangeable ordinary shares of PCIP I Limited and PCIP II Limited), or (C) underlying any warrant(s) or other right(s) to acquire any Ordinary Shares of the Company) and (ii) in the case of an ADS, the number of Ordinary Shares represented by such ADSs.

“Ordinary Shares” means the ordinary shares of the Company, par value US$0.000025 per share.

8.	Miscellaneous.

a.	Amendment and Waiver.

i.	Subject to Section 4 hereof, this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and Partner or, in the case of a waiver, by each party against whom the waiver is to be effective.

ii.	No failure or delay by the Company or Partner in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

b.	Binding Effect; Benefit; Assignment. This Agreement shall inure to the benefit of the parties hereto and the Company’s successors and assigns. This Agreement is binding upon the parties hereto. Partner is not entitled to assign his or her obligations hereunder to any other person without the written consent of the Company and any purported assignment in violation of this provision shall be void. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the Company and Partner and, their respective permitted successors and assigns.

c.	Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, shall be governed by and construed in accordance with the laws of the Cayman Islands, without regard to the conflicts of law rules of such state.

d.	Language. This Agreement shall be written in the Chinese and English languages. In the event of discrepancy between the Chinese and English versions, the English language version shall prevail.

e.	Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms or provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

f.	Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

g.	Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[signature page follows]

IN WITNESS WHEREOF, Partner has executed and unconditionally delivered this Agreement as a deed on the day and year first written above.

PARTNER

Name:

in the presence of:

Signature of Witness
Name:

ALIBABA GROUP HOLDING LIMITED

By:
Name:
Title:

[Signature Page – Share Retention Agreement]